Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Arie Cohen, the Chief Executive Officer of CardioNet, Inc. (the “Company”), and Martin P. Galvan, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.             The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: August 13, 2008

/s/ Arie Cohen	/s/ Martin P. Galvan
Arie Cohen	Martin P. Galvan
President and Chief Executive Officer	Chief Financial Officer and Chief Operating Officer, PDSHeart

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filling of the Company under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.